As filed with the Securities and Exchange Commission on October 31, 1997
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             ---------------------

                                   OPTI INC.
             (Exact name of registrant as specified in its charter)


          California                                  77-0220697
------------------------------         ---------------------------------------
    (State of incorporation)             (I.R.S. Employer Identification No.)


                                888 Tasman Drive
                          Milpitas, California  95035
                    (Address of principal executive offices)
                             ---------------------
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                             ---------------------
                                  JERRY CHANG
                      Chief Executive Officer and Chairman
                                   OPTi Inc.
                                888 Tasman Drive
                          Milpitas, California  95035
                                 (408) 486-8000
           (Name, address and telephone number, including area code,
                             of agent for service)
                             ---------------------
                                    Copy to:
                              TOR R. BRAHAM, ESQ.
           Wilson Sonsini Goodrich & Rosati, Professional Corporation
                               650 Page Mill Road
                       Palo Alto, California  94304-1050

                     CALCULATION OF REGISTRATION FEE
==========================================================================
                                Proposed        Proposed
   Title of        Amount       Maximum         Maximum        Amount of
 Securities to     to be     Offering Price     Aggregate     Registration
 be Registered   Registered    Per Unit*     Offering Price*      Fee*
--------------------------------------------------------------------------
Common Stock,
No par value       150,000       $6.19         $928,500.00      $281.36
==========================================================================

* Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $6.19 per share which is the average of the high and low prices reported on the Nasdaq National Market on October 30, 1997.

     The Company hereby incorporates by reference in this Registration Statement the Company's Registration Statement on Form S-8, File No. 333-26153, filed October 31, 1996.

Item 3.        INCORPORATION OF DOCUMENTS BY REFERENCE
               ---------------------------------------

     There are hereby incorporated by reference into this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997, the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1997, and the Company's Proxy Statement relating to the Company's Annual Meeting of Shareholders to be held on May 29, 1997.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated March 24, 1993, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), which was declared effective by the Commission on May 11, 1993, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.


Item 8.        EXHIBITS
               --------

     The following additional exhibits are hereby enclosed for filing:


          Exhibit
          Number                             Document
          -------       --------------------------------------------------------
            5.1         Opinion of Wilson Sonsini Goodrich & Rosati with respect
                        to the securities being registered
           23.1         Consent of Independent Auditors
           23.2         Consent of Counsel (contained in Exhibit 5.1)
           24.1         Power of Attorney (see pages 2 and 3)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, OPTi Inc., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration State ment to be signed on its behalf by the undersigned, thereunto duly authorized, in the county of Santa Clara, State of California, on this 31st day of October, 1997.


                              OPTi Inc.



                              By: /s/ Jerry Chang
                                  ___________________________
                                  Jerry Chang
                                  Chief Executive Officer and Chairman



                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry Chang and David Zacarias, and each of them, as his true and lawful attor ney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection there with, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                        Title                          Date


/s/ Jerry Chang            Chief Executive Officer and Chairman      October 31, 1997
-------------------        (Principal Executive Officer)
Jerry Chang

/s/ David Zacarias         Chief Financial Officer and Chief         October 31, 1997
-------------------        Operating Officer (Principal Accounting
David Zacarias             Officer)

/s/ Stephen A. Dukker      President and Director                    October 31, 1997
---------------------
Stephen A. Dukker

                           Director                                  October  , 1997
-------------------
Kapil Nanda

/s/ Tor R. Braham          Director                                  October 31, 1997
-------------------
Tor R. Braham

/s/ Patrick Ang            Director                                  October 31, 1997
-------------------
Patrick Ang
                           Director                                  October   , 1997
-------------------
Bernard Marren

                               INDEX TO EXHIBITS
                               -----------------


                                                                        Sequentially
        Exhibit                                                           Numbered
        Number               Description                                    Page
        -------  --------------------------------------------------   ----------------
          5.1    Opinion of Wilson Sonsini Goodrich & Rosati with
                 regard to the securities being registered
         23.1    Consent of Independent Auditors
         23.2    Consent of Counsel (contained in Exhibit 5.1)               --
         24.1    Power of Attorney (See pages 2 and 3)                       --